Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
J. C. Penney Company, Inc.:

We consent to the use of our reports dated March 27, 2012, with respect to the consolidated financial statements and the effectiveness of internal control over financial reporting incorporated by reference herein.

/s/ KPMG LLP
KPMG LLP

Dallas, Texas
July 24, 2012